UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2007

NYFIX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21324 (Commission File Number)	06-1344888 (IRS Employer Identification No.)

100 Wall Street, 26th Floor, New York, New York  10005

(Address of principal executive offices)

Registrant’s telephone number, including area code: 646-525-3000

______________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On August 6, 2007, NYFIX, Inc. (the “Company”) issued a press release, a copy of which is furnished as Exhibit 99.1 to this Report (the “Press Release”), which includes certain information with respect to the Company’s results of operations for the twelve-month period ended December 31, 2006. The information in the Press Release with respect to “Financial Highlights from the audited full-year 2006” is hereby incorporated by reference in this Item 2.02.

Item 8.01.	Other Events.

The Press Release also announces the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the filing of the Company’s three Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, respectively. Additionally, the Press Release includes an update on the anticipated filing of the Company’s Quarterly Reports on Form 10-Q for the first and second quarters of 2007, and certain information with respect to pending option exercises.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of NYFIX, Inc., dated August 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

By:	__________________________

Name: Scott Bloom

Title:	Secretary

Dated: August 9, 2007

EXHIBIT INDEX

99.1	Press release of NYFIX, Inc., dated August 6, 2007.

[FOR IMMEDIATE RELEASE]

Contacts:

FOR INVESTORS	FOR MEDIA

Brian Prenoveau, CFA	Matt Zachowski
Integrated Corporate Relations	Intermarket Communications
(203) 682-8200	(212) 888-6115 x228

NYFIX FILES 2006 FORMS 10-K AND 10-Qs

ONE STEP CLOSER TO CURRENT FILING STATUS

New York, NY August 6, 2007: NYFIX, Inc. (Pink Sheets: NYFX) (“NYFIX” or the “Company”), a trusted provider of innovative solutions that optimize trading efficiency, today announced the filing of its 2006 Forms 10-K and 10-Qs. Financial highlights from the audited full-year 2006 numbers include:

•	Revenues of $98.4 million, a 10% increase over revenues of $89.1 million for 2005.
•	A 22% increase in net revenues for the FIX Division to $48.6 million, as compared to $39.8 million for 2005.
•	A 17% increase in net revenues for the Transaction Services Division to $30.8 million, as compared to revenues of $26.3 million for 2005.
•	An 18% decrease in net revenues for the OMS Division to $18.9 million, as compared to $23.0 million for 2005.
•	Gross profit of $48.0 million, an 18% increase over the gross profit of $40.6 million for 2005.
•

A loss from continuing operations of $(16.6) million, or $(0.49) per share, compared to a loss from continuing operations in 2005 of $(6.2) million, or $(0.19) per share. These loss figures exclude the impact of accumulated preferred dividends and the beneficial conversion feature on the issuance of preferred stock (detailed below), and include the impact of the following charges:

Following the $75.0 million preferred stock investment by Warburg Pincus in October 2006, NYFIX began to incur significant transitional rebuilding and remediation expenses, primarily for consultants. In addition, NYFIX incurred significant transitional employment costs during 2006, primarily for severance. NYFIX expects its 2007 reported results to continue to reflect significant amounts of these costs as well as continued costs related to the options investigations and litigations, the 2005 Restatement (completed in March 2007), and other related expenses.

•

Accumulated preferred dividends and a beneficial conversion feature on the issuance of the preferred stock to Warburg Pincus of $(1.4) million and $(18.1) million, respectively. These amounts are included as charges when calculating the loss from continuing operations applicable to common stockholders, bringing the amount for 2006 to $(36.0) million, or $(1.06) per share.

•

Income from discontinued operations of $3.6 million compared to a loss from discontinued operations of $(0.2) million for 2005. As a result of the previously announced sale of the Company’s NYFIX Overseas, Inc. subsidiary, during the third quarter of 2006, the results of the OBMS Division are being reflected on a historical basis, net in discontinued operations. Net revenues previously reported for the OBMS Division for the year ended December 31, 2005 were $8.5 million. The income from discontinued operations for 2006 includes a gain recorded on the NYFIX Overseas sale of $4.0 million.

Update on First and Second Quarter 2007 Filings and Pending Option Exercises

NYFIX expects to file its quarterly reports for the first and second quarters of 2007 with the SEC in the coming weeks, at which time it will be current with its periodic filing requirements. NYFIX does expect to report losses for the first two quarters of 2007 when these reports are filed. After it becomes current, NYFIX will begin honoring employee stock option requests. Since July 2005, NYFIX has generally not honored requests to exercise stock options due to the lack of an effective registration statement caused by the filing delays. Currently, there are pending exercise requests covering more than 1 million shares from terminated employees. These exercise requests must be completed within 30 days after NYFIX becomes current, with the shares issued upon exercise either held or traded at the discretion of the option holder. Due to the potential exposure the Company has if its stock price declines during the period between the initial exercise request date and the actual exercise date, the Company will offer to cash settle these awards based on the value of its stock on the initial request date. The Company estimates its maximum cash exposure for net settlements of this nature at approximately $1.8 million. Since the current market price of the Company’s stock is above the cash settlement offer price with respect to a significant number of the affected options, a number of these holders may decline the cash settlement offer resulting in the issuance of a significant portion of these shares.

About NYFIX, Inc.

A pioneer in electronic trading solutions, NYFIX continues to transform trading through innovation. The NYFIX Marketplace™ is a global community of trading counterparties utilizing innovative services that optimize the business of trading. NYFIX Millennium® provides the NYFIX Marketplace™ with new methods of accessing liquidity. NYFIX also provides value-added informational and analytical services and powerful tools for measuring execution quality. A trusted business partner to the buy-side and sell-side alike, NYFIX enables ultra low touch, low impact market access and end-to-end transaction processing. For more information, please visit www.nyfix.com.

This press release and any related discussions may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. This press release and any related discussions may include forward-looking statements about future Securities and Exchange Commission (“SEC”) filings, the impact of the Company’s ability to meet periodic filing deadlines, the Company’s potential financial exposure related to cash settlements of certain stock option exercises and the possible sales of stock by employees exercising options. We have no duty to update these statements. Actual future events, circumstances, performance and trends could materially differ from those set forth in these statements due to various factors, including but not limited to: general economic conditions; the impact of the Company recording a significant impairment charge relating to its goodwill because the Company is not profitable; the effects of current, pending and future legislation; regulation and regulatory actions; the ability of the Company to achieve and maintain effective internal control over financial reporting in accordance with SEC rules promulgated under Section 404 of the Sarbanes-Oxley Act; the impact of accounting for stock-based compensation and ongoing regulatory investigations, including the possibility of new and significant information subsequently arising which could lead to different determinations and require different accounting treatment; actions and initiatives by both current and future competitors; the risks related to the ability of the Company to market and develop its products and services; the Company’s success in obtaining, retaining and selling additional products and services to clients; the pricing of products and services; stock market activity; the ability of NYFIX Clearing Corporation to clear trades due to maximum limits imposed by Depository Trust & Clearing Corporation and the need for intra-day funding commitments from third parties; the ability of the Company’s Transaction Services Division to maintain third-party assistance to access exchanges and other important trading venues; the ability of the Company to comply with the SEC’s net capital rule; the impact of the Company’s customers defaulting on their trading obligations; a decline in trading by the Company’s sell-side and buy-side clients; changes in technology; the availability of skilled technical associates; the ability of the Company to obtain necessary network equipment, technical support or other telecommunications services or being forced to pay higher prices for such equipment, support or services; and the impact of new acquisitions and divestitures; and other risks and uncertainties including those detailed in our SEC filings; as well as future decisions by us. There can be no assurance that the forward-looking statements will prove to be accurate and the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.